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                                                                   EXHIBIT 10.15


                        CENTURY MAINTENANCE SUPPLY, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     CENTURY MAINTENANCE SUPPLY, INC., a Delaware corporation (the "COMPANY"), hereby grants to _____________ (the "OPTIONEE") a non-qualified stock option (the "OPTION") to purchase a total of ________ shares (the "SHARES") of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), at the price determined as provided herein, and in all respects subject to the terms and conditions of the Company's 1997 Incentive Stock Plan (the "PLAN"), which is incorporated herein in its entirety by reference. Capitalized terms not otherwise defined in this agreement (the "OPTION AGREEMENT") shall have the meaning given to such terms in the Plan.

     1. NATURE OF OPTION. This Option is intended to constitute a non-qualified stock option.

     2.   EXERCISE PRICE.  The exercise price of this Option is   $ per share of
Common Stock acquired on exercise, which price is not less than the minimum price required by law and represents the fair market value per share of the Common Stock as determined in good faith by the Company's board of directors.

     3. TERM OF OPTION. This Option may not be exercised after the expiration of three years after such date of grant; provided, that this Option may be exercised during such term only in accordance with the terms and conditions of the Plan and this Option Agreement, subject specifically to Sections 5 and 6 of the Plan and Sections 4 and 6 of this Option Agreement.

     4. TERMINATION OF OPTIONEE'S EMPLOYMENT. If the Optionee's employment with the Company is terminated for reasons other than Cause as defined in
Section 2(b) of the Plan, "permanent and total disability" (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended ( the "CODE"), or death of the Optionee, those Shares that had vested under the terms of this Option Agreement shall remain exercisable for a period of ninety (90) days after the date of such termination of the Optionee's employment with the Company; provided, however, that after the expiration of this ninety-day period, this Option Agreement, and the Optionee's right to exercise any vested portion of this Option, shall terminate. If the Optionee's employment with the Company is terminated because of the "permanent or total disability" (within the meaning of Section 22(e)(3) of the Code) or death of the Optionee, those Shares that had vested in accordance with this Option Agreement shall remain exercisable for a period of one year after the date of such termination; provided, however, that after the expiration of such one year period, this Option Agreement, and the Optionee's right to exercise any vested portion of this Option, shall terminate. If the Optionee's employment with the Company terminates for Cause, this Option Agreement, and the Optionee's right to exercise any outstanding Option, whether or not vested, shall terminate at 7:00 a.m. local time in Houston, Texas on the date of such termination.

     5. TERM OF EMPLOYMENT. This Option shall not grant to Optionee any right to continue serving as an officer or employee of the Company.

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     6.   EXERCISE OF OPTION.  This Option shall be exercisable during its term, subject to the provisions of Sections 3 and 4 hereof and Sections 5 and 6 of the Plan, as follows:

          (i)   Vesting.  The options are fully vested on the date of grant.
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          (ii)  Right of Exercise.  This Option is exercisable at any time
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during the term of this Option Agreement, in whole or in part, to acquire those
Shares that have vested in accordance with this Option Agreement; provided, however, that this Option may only be exercisable to acquire whole shares of Common Stock.

          (iii) Method of Exercise.  This Option is exercisable by delivery of
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this Option Agreement and a written notice to the attention of the Secretary of the Company, no fewer than five business days before the proposed effective date of exercise, signed by the Optionee, specifying the number of Shares to be acquired on, and the effective date of, such exercise. The Optionee may withdraw notice of exercise of this Option at any time before close of business on the business day preceding the proposed exercise date, and in this instance, the Company will return this Option Agreement to the Optionee.

          (iv)  Method of Payment.  Payment of the exercise price for the Shares
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purchased under this Option shall be delivered, in person or by certified mail to the attention of the Secretary of the Company, on the effective date of exercise in cash, or by certified check, bank cashier's check, or wire transfer.

          (v)   Stockholders' Agreement.  As a condition precedent to the
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Company's obligation to issue any of the Shares upon the Optionee's exercise of this Option, in whole or in part, and pursuant to Section 5 of the Plan, Optionee and his or her spouse (if any) shall become parties to that certain Stockholders' Agreement dated June 30, 1997, among the Company and its stockholders. Any refusal or failure by the Optionee and his or her spouse (if any) to become parties to such Stockholders' Agreement shall constitute a forfeiture of this Option and any Shares relating thereto.

          (vi)  Irrevocable Proxy.  As a condition precedent to the Company's
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obligation to issue any of the Shares upon the Optionee's exercise of this
Option, in whole or in part, and as part of the consideration for such Shares, Optionee shall grant to Dennis Bearden, as of the initial exercise date of this Option, an irrevocable proxy to vote all Shares for so long as he is alive and owns 25% or more of the issued and outstanding shares of Common Stock, such proxy to be in a form reasonably acceptable to the Company and Dennis Bearden. Such proxy shall appoint Dennis Bearden as the proxy in respect of any and all of the Shares held by Optionee or any transferee of such Shares and shall grant to Dennis Bearden the right to vote and act for such Optionee or transferee at all meetings and on all actions (by written consent or otherwise) of the Company's stockholders in the same manner and to same extent as if such Optionee or transferee voted or acted in respect of such Shares. Such proxy shall be exercised by Dennis Bearden in his sole and absolute discretion, and Dennis Bearden shall not be considered a fiduciary of, or to be in a confidential or special relationship with Optionee or any transferee of the Shares. Notwithstanding any other provision to the contrary, any such proxy granted pursuant to this Section 6(vi) shall terminate on the consummation of the initial sale of Common Stock by the Company to the general public in a bona

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fide firm commitment underwritten public offering pursuant to a registration statement filed with, and declared or ordered effective by, the Securities Exchange Commission under the Securities Act (the "INITIAL PUBLIC OFFERING"). EACH PROXY TO BE GRANTED HEREUNDER, SHALL BE COUPLED WITH AN INTEREST, AND THUS, SHALL BE IRREVOCABLE PRIOR TO THE CONSUMMATION OF THE INITIAL PUBLIC OFFERING FOR SO LONG AS DENNIS BEARDEN IS ALIVE AND OWNS MORE THAN 25% OF THE COMMON STOCK, UNLESS AND ONLY TO THE EXTENT THAT DENNIS BEARDEN IN HIS SOLE AND ABSOLUTE DISCRETION, DETERMINES TO SOONER TERMINATE SUCH PROXY AS TO ALL OR ANY PORTION OF THE SHARES COVERED THEREBY. Any refusal or failure by the Optionee to grant such proxy or any attempted revocation of such proxy shall, without further act or deed by the Optionee or any transferee of such Shares, constitute a forfeiture of this Option and any Shares acquired pursuant to this Option and shall be deemed transferred to the Company and shall thereafter constitute treasury shares.

     7. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("REGULATION G") as promulgated by the Federal Reserve Board, or any rules or regulations of any stock exchange on which the Common Stock may be listed.

     This Option may only be exercised in accordance with the terms and conditions of the Plan and this Option Agreement. If a conflict exists between any term or provision contained in this Option Agreement and a term or provision in the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

     8. NON-TRANSFERABILITY OF OPTION. During the lifetime of the Optionee, this Option may only be exercised by the Optionee. This Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. The terms of this Option Agreement shall be binding on the Optionee's heirs and successors and on the administrators and executors of the Optionee's estate. Notwithstanding the foregoing, this Option may be transferred by the Optionee to an inter-vivos trust established by the Optionee for estate planning purposes.

     9. INDEPENDENT LEGAL AND TAX ADVICE. The Optionee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the grant and exercise of this Option and the disposition of any Shares acquired thereby.

     10. AMENDMENT. This Option Agreement may not be amended, modified or waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought; provided, however, Section 6(vi) shall not be amended, modified or waived without the written consent of Dennis Bearden.

     11. GOVERNING LAW. This Option Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws, but not the laws of conflict, of the State of Delaware.

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     12.  SUPERSEDES PRIOR AGREEMENTS.  This Option Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Optionee regarding the grant of this Option under the Plan.

     IN WITNESS WHEREOF, the Company has as of _______________, ________ caused this Option Agreement to be executed on its behalf by its President or any Vice President and Optionee has hereunto set his hand as of the same date, which date is the date of grant of this Option.


                                    CENTURY MAINTENANCE SUPPLY, INC.



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                                    Richard E. Penick,
                                    Vice President


                                    OPTIONEE



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